Exhibit 10.2

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of October 1, 2012, by and among BRISTOW GROUP INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (as amended by that certain First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 22, 2011, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, BHNA Holdings, a company organized under the laws of Delaware, Bristow Canada Holdings Inc., a company organized under the laws of British Columbia, and Bristow Canadian Real Estate Company Inc., a company organized under the laws of British Columbia, each a Subsidiary of the Borrower (together, the “Purchasers”), have entered into a Share and Asset Purchase Agreement dated as of August 31, 2012, with (i) Kenlor Investments Ltd., a company organized under the laws of British Columbia, VIH Aviation Group, Ltd., a company organized under the laws of British Columbia, VIH Helicopters USA, Inc., a company organized under the laws of Idaho, CGSCH Enterprises Ltd., a company organized under the laws of British Columbia and Cougar Aviation Ltd., a company organized under the laws of Nova Scotia, as sellers, (ii) Cougar Helicopters Inc., a corporation organized under the laws, Canada (“CHI”), (iii) for purposes of Section 10.14 thereof, Kenneth Norie and (iv) for purposes of Section 10.15 thereof, the Borrower, pursuant to which the Purchasers will purchase a noncontrolling interest in the equity of and voting power in CHI, together with certain helicopters and related assets (the “CHI Investment”);

WHEREAS, the Borrower intends to enter into a 364-day credit facility among the Borrower, the lenders from time to time party thereto and SunTrust Bank, as administrative agent thereunder (the “364-Day Credit Facility”), the proceeds of which will be used to finance the CHI Investment and to pay costs and expenses incurred in connection therewith, and the obligations in respect of which will be guaranteed by the Guarantors and secured by the Collateral on a pari passu basis with the Secured Obligations (as defined in the Security Agreement);

WHEREAS, the Borrower has requested that the Lenders (i) amend certain provisions of the Credit Agreement in order to permit the CHI Investment and the entry into the 364-Day Credit Facility, (ii) amend certain other provisions of the Credit Agreement and (iii) consent to the amendment of certain provisions of the Security Agreement, the Pledge Agreement and the Subsidiary Guaranty Agreement, and the Lenders party hereto are willing, subject to the terms and conditions set forth herein, to amend the Credit Agreement as provided for herein and consent to the amendment of certain provisions of the Security Agreement, the Pledge Agreement and the Subsidiary Guaranty Agreement as provided for herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Accounts”, “Control Account Agreements”, “OSHA” and “Real Estate” in their entirety.

(b) Section 1.1 of the Credit Agreement is hereby amended by amending the definitions of “Change in Control”, “Collateral”, “Collateral Asset Value”, “Consolidated EBITDA”, “Copyright Security Agreements”, “Foreign Lender”, “Guarantor”, “Hedging Obligations”, “Off-Balance Sheet Liabilities”, “Patent Security Agreements”, “Permitted Liens”, “Pledged Aircraft”, “Security Agreement”, “Senior Secured Debt”, “Subsidiary Guaranty Agreement”, “Trademark Security Agreements”, “2007 Indenture” and “2038 Senior Convertible Notes” as follows:

(i) By amending the definition of “Change in Control” to:

(A) insert after the phrase “all of the assets of the Borrower” therein the phrase, “and its Subsidiaries, taken as a whole,”;

(B) insert after the reference to “(a)” therein the phrase, “members of the board of directors on the Closing Date, (b) ”;

(C) delete the word “current” after the phrase “nominated by the”;

(D) re-letter the current clause (b) thereof as clause (c); and

(E) replace the reference to “Voting Stock” is subclause (a) thereof with a reference to “voting stock”.

(ii) By amending the definition of “Collateral” to replace the reference to “Lenders” therein with “Secured Parties”.

(iii) By amending the definition of “Collateral Asset Value” to:

(A) replace the reference to “for any period” therein with “as of any date”; and

(B) to insert after the phrase “subject to a perfected first priority lien” the phrase, “(subject to Liens not prohibited hereunder)”.

(iv) By amending the definition of “Consolidated EBITDA” to add the following sentence at the end thereof:

“For purposes of calculating compliance with the financial covenants set forth in Sections 6.1 and 6.2, (A) Consolidated EBITDA for the period of four Fiscal Quarters ending September 30, 2012 shall be increased by an amount equal to $40,000,000, (B) Consolidated EBITDA for the period of four Fiscal Quarters ending December 31, 2012 shall be increased by an amount equal to $30,000,000, (C) Consolidated EBITDA for the period of four Fiscal Quarters ending March 31, 2013 shall be increased by an amount equal to $20,000,000 and (D) Consolidated EBITDA for the period of four Fiscal Quarters ending June 30, 2013 shall be increased by an amount equal to $10,000,000.”

(v) By amending the definition of “Copyright Security Agreements” to:

(A) replace the reference to “Lenders” therein with “Secured Parties”; and

(B) replace the reference to “the Loan Parties” therein with “certain Loan Parties”.

(vi) By amending the definition of “Foreign Lender” to replace the reference to “7701(a)(3)” therein with “7701(a)(30)”.

(vii) By amending the definition of “Guarantor” to replace the reference to “Section 5.11” therein with “Section 5.10”.

(viii) By amending the definition of “Hedging Obligations” to replace the reference to “Net” therein with “net”.

(ix) By amending the definition of “Off-Balance Sheet Liabilities” to insert after the phrase, “in the consolidated statement of income contained in the annual audit report of the Borrower for such Fiscal Year” in clause (ii) thereof the phrase, “, less the effect of interest income and adding back capitalized interest, and the Average Debt of the Borrower as of such date”.

(x) By amending the definition of “Patent Security Agreements” to:

(A) replace the reference to “Lenders” therein with “Secured Parties”; and

(B) replace the reference to “the Loan Parties” therein with “certain Loan Parties”.

(xi) By amending the definition of “Permitted Liens” to:

(A) delete the “and” at the end of clause (xiii) thereof;

(B) insert the following new clause (xiv) therein: “(xiv) Liens securing the CHI Investment Financing; and”; and

(C) replace the existing reference to “(xiv)” therein with “(xv)”.

(xii) By amending the definition of “Pledged Aircraft” to replace the reference to “Lenders” therein with “Secured Parties”.

(xiii) By amending the definition of “Security Agreement” to replace the reference to “Lenders” therein with “Secured Parties”.

(xiv) By amending the definition of “Senior Secured Debt”, to:

(A) replace the reference to “obligations” therein with “Indebtedness”; and

(B) replace the reference to “Letter of Credit Facility” therein with “CHI Investment Financing Documents”.

(xv) By amending the definition of “Subsidiary Guaranty Agreement” to replace the reference to “Lenders” therein with “Secured Parties”.

(xvi) By amending the definition of “Trademark Security Agreements” to:

(A) replace the reference to “Lenders” therein with “Secured Parties”; and

(B) replace the reference to “the Loan Parties” therein with “certain Loan Parties”.

(xvii) By amending the definition of “2007 Indenture”, to add the words “signatory thereto” after “the guarantors”.

(xviii) By amending the definition of “2038 Senior Convertible Notes”, to replace the reference to “2003” therein with “2008”.

(c) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Change in Law”, “Foreign Subsidiary”, “Non-Recourse Debt”, “Permitted Refinancing Indebtedness” and “Pledge Agreement” in their entirety with the following definitions:

“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.18(b), by such Lender’s or the Issuing Bank’s parent corporation, if applicable) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; it being understood, for the avoidance of doubt, that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives made or issued by any Governmental Authority thereunder or in connection therewith (whether or not having the force of law), and related acts of compliance as described in clause (c) of this definition, and (ii) all requests, rules, guidelines or directives concerning capital adequacy or liquidity (A) promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) and made or issued by any Governmental Authority or (B) made or issued by the United States or foreign regulatory authorities, in each case pursuant to Basel III, and related acts of compliance as described in clause (c) of this definition, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, made or issued.

“Foreign Subsidiary” shall mean (i) any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia and (ii) any Subsidiary of a Foreign Subsidiary described in clause (i), whether or not such Subsidiary is organized under the laws of one of the fifty states of the United States or the District of Columbia.

“Non-Recourse Debt” shall mean Indebtedness (i) as to which neither the Borrower nor any of its Subsidiaries (a) provides any Guarantee or other credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) (other than pursuant to a pledge of the Capital Stock of any Subsidiary of the Company in order to secure such Indebtedness) or (b) is the lender thereunder; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness incurred under the Loan Documents) to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower or any Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any Subsidiary (the “Refinanced Indebtedness”), provided that (i) the aggregate principal amount of such new Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (plus the amount of interest accrued on the Refinanced Indebtedness and the amount of all premium, if any, payable in connection therewith and fees and reasonable expenses incurred in connection therewith), (ii) such new Indebtedness has a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness at the time such new Indebtedness is incurred, (iii) if the Refinanced Indebtedness is subordinated in right of payment to the Loans, such new Indebtedness shall also be subordinated in right of payment to the Loans on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation executed in connection with the Refinanced Indebtedness and (iv) such new Indebtedness is not incurred by a non-Loan Party if a Loan Party is the obligor on the Refinanced Indebtedness; provided, however, that whether or not the Refinanced Indebtedness was guaranteed, if such new Indebtedness is incurred by a Loan Party, any Loan Party may guarantee such new Indebtedness; provided further, that if such new Indebtedness is subordinated to the Loans, any guarantees of such new Indebtedness by a Loan Party shall be subordinated to such Loan Party’s Obligations or Subsidiary Guarantee, as applicable, to at least the same extent.

“Pledge Agreement” shall mean that certain Amended and Restated Pledge Agreement, dated as of the date hereof, executed by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, pursuant to which such Loan Parties shall pledge all of the Capital Stock of each Wholly Owned Domestic Subsidiary and 65% of the Capital Stock of all First-Tier Foreign Subsidiaries, in each case directly owned by such Loan Parties.

(d) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:

“CHI” shall mean Cougar Helicopters Inc., a corporation organized under the laws of Canada.

“CHI Investment” shall mean the investment by certain Subsidiaries of the Borrower consisting of a noncontrolling interest in the equity of and voting power in CHI, together with the purchase of certain helicopters and related assets pursuant to the Share and Asset Purchase Agreement dated as of August 31, 2012, among (i) Kenlor Investments Ltd., a company organized under the laws of British Columbia, VIH Aviation Group, Ltd., a company organized under the laws of British Columbia, VIH Helicopters USA, Inc., a company organized under the laws of Idaho, CGSCH Enterprises Ltd., a company organized under the laws of British Columbia and Cougar Aviation Ltd., a company organized under the laws of Nova Scotia, as sellers, (ii) CHI, (iii) BHNA Holdings Inc., a company organized under the laws of Delaware,

Bristow Canada Holdings Inc., a company organized under the laws of British Columbia, and Bristow Canadian Real Estate Company Inc., a company organized under the laws of British Columbia, as purchasers, (iv) for purposes of Section 10.14 thereof, Kenneth Norie and (v) for purposes of Section 10.15 thereof, the Borrower.

“CHI Investment Financing” shall mean the Indebtedness created or incurred pursuant to the CHI Investment Financing Documents.

“CHI Investment Financing Documents” shall mean the 364-Day Term Loan Credit Agreement and all “Loan Documents” (as defined in the 364-Day Term Loan Credit Agreement).

“CHI Investment Financing Secured Parties” shall mean the secured parties in respect of the CHI Investment Financing.

“Existing Indebtedness” shall have the meaning set forth in Section 7.1(b).

“Indenture” shall mean the 2003 Indenture, the 2007 Indenture and the 2008 Indenture, collectively.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreement” shall mean the Intercreditor Agreement to be dated as of the Second Amendment Effective Date, between (a) the Administrative Agent and (b) SunTrust Bank, as administrative agent for the lenders under the 364-Day Term Loan Credit Agreement, in substantially the form provided to the Lenders on or prior to the Second Amendment Effective Date.

“Second Amendment Effective Date” shall mean October 1, 2012.

“Secured Obligations” shall have the meaning given to such term in the Security Agreement.

“Secured Parties” shall have the meaning given to such term in the Security Agreement.

“2008 Indenture” shall mean the indenture, dated as of June 17, 2008 (as amended, supplemented or otherwise modified from time to time), among the Borrower, the guarantors signatory thereto, and U.S. Bank National Association, as trustee, pursuant to which the Borrower has issued its 3% senior convertible notes due 2038.

“364-Day Term Loan Credit Agreement” shall mean the 364-Day Term Loan Credit Agreement to be dated as of the Second Amendment Effective Date by and among the Borrower, certain lenders and SunTrust Bank, as administrative agent, in substantially the form provided to the Lenders on or prior to the Second Amendment Effective Date.

“364-Day Term Loans” shall mean the term loans under the 364-Day Term Loan Credit Agreement.

(e) Section 1.3 of the Credit Agreement is hereby amended by replacing the reference to “Accounts” therein with “Accountants.”

(f) Section 2.12(a) of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

(a) The Borrower shall prepay the Term Loans held by the Lenders electing to receive a prepayment of the Term Loans from the proceeds of any sale or disposition by the Borrower or such Subsidiary of any of the Collateral (excluding (i) sales of inventory in the ordinary course of business, (ii) Designated Asset Sales and (iii) sales or dispositions among the Borrower and its Subsidiaries), to the extent required under this Section 2.12(a). To the extent that the Borrower or any of its Subsidiaries applies the cash proceeds from such asset sale (or a portion thereof) (net of commissions and other reasonable and customary transaction costs, fees, reserves and expenses properly attributable to such transaction and payable by such Borrower in connection therewith (in each case, if paid to an Affiliate, subject to Section 7.7) or under the clauses first and second of Section 2.12(b)) within 300 days of receipt of such net cash proceeds to purchase replacement or other fixed assets for use in the operations of the Borrower or any of its Subsidiaries, then no prepayment shall be required in respect of the net cash proceeds (or portion thereof so applied) from such asset sale. In the event that the Borrower or any of its Subsidiaries has not applied the cash proceeds from such asset sale in accordance with the preceding sentence (the amount of such unapplied cash proceeds being the “Excess Proceeds”), the Borrower shall, within 10 days after the end of the applicable 300-day period, make an offer (i) to each Lender to prepay the Term Loans of such Lender and (ii) to the extent the 364-Day Term Loan Credit Agreement is then in effect, to each lender party to the 364-Day Term Loan Credit Agreement (the “364-Day Term Loan Lenders”) to prepay the 364-Day Term Loans, on a pro rata basis based on the principal amount of the Term Loans and the 364-Day Term Loans then outstanding, in an aggregate principal amount for all the Lenders and 364-Day Lenders equal to the amount of such Excess Proceeds. Each such prepayment offer shall be in writing and shall specify the aggregate amount of Excess Proceeds. Each Lender electing to receive such prepayment shall notify the Borrower of its election in writing within 5 days after its receipt of Borrower’s prepayment offer. The Borrower shall pay each Lender and each 364-Day Term Loan Lender that has accepted such offer of prepayment its pro rata share of such Excess Proceeds on the 20th day after the end of the applicable 300-day period. In the event that any Lender or any 364-Day Term Loan Lender elects not to receive a prepayment so offered by the Borrower, the Borrower or applicable Subsidiary shall retain such net proceeds that was offered to such non-electing Lender or non-electing 364-Day Term Loan Lender, as applicable. Any such prepayment on account of the Term Loans shall be applied in accordance with paragraph (b) below.

(g) Section 5.3 of the Credit Agreement is hereby amended by:

(i) replacing the phrase “same business as presently conducted or such other businesses that are reasonable related thereto” with the phrase “business of providing helicopter transportation services to the oil and gas industry or helicopter search and rescue services or such other businesses that are reasonably related to the foregoing”; and

(ii) inserting before the period at the end thereof the phrase, “ or not subject to restriction under Section 7.3”.

(h) Section 5.10 of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

“Section 5.10. Additional Subsidiaries.

(a) In the event that, subsequent to the Closing Date, any Wholly Owned Domestic Subsidiary becomes a Significant Subsidiary, whether pursuant to an acquisition or otherwise, (x) within twenty (20) Business Days after the date such Wholly Owned Domestic Subsidiary becomes a Significant Subsidiary, the Borrower shall notify the Administrative Agent and the Lenders thereof and (y) within twenty (20) Business Days thereafter, the Borrower shall cause such Wholly Owned Domestic Subsidiary (i) to join the Subsidiary Guaranty Agreement as a new Guarantor by executing and delivering to the Administrative Agent a supplement to the Subsidiary Guaranty Agreement, (ii) to grant Liens in favor of the Administrative Agent in all of its personal property of the types described in the Security Agreement by joining the Security Agreement as a grantor thereunder, (iii) if such Wholly Owned Domestic Subsidiary owns material Intellectual Property, to grant Liens in favor of the Administrative Agent (A) in its Copyrights (if such Intellectual Property consists of Copyrights) by executing and delivering a Copyright Security Agreement, (B) in its Patents (if such Intellectual Property consists of Patents) by executing and delivering a Patent Security Agreement and (C) in its Trademarks (if such Intellectual Property consists of Trademarks) by executing and delivering a Trademark Security Agreement, and to file, or at the request of the Administrative Agent to authorize the filing of, all such UCC financing statements or similar instruments required by the Administrative Agent to perfect Liens in favor of the Administrative Agent and granted under any of the Loan Documents, (iv) if such Wholly Owned Domestic Subsidiary owns Capital Stock in another Person that is a Wholly Owned Domestic Subsidiary, to pledge 100% of such Capital Stock to the Administrative Agent by joining the Pledge Agreement as a pledgor thereunder, (v) if such Wholly Owned Domestic Subsidiary owns Capital Stock in another Person that is a First-Tier Foreign Subsidiary, to pledge sixty-five percent (65%) of the voting Capital Stock of such First-Tier Foreign Subsidiary to the Administrative Agent by joining the Pledge Agreement as a pledgor thereunder or by entering into a separate pledge agreement, in either case in form and substance reasonably satisfactory to the Administrative Agent, and (vi) to deliver all such other documentation (including without limitation, lien searches, legal opinions, and certified organizational documents) and to take all such other actions as such Wholly Owned Domestic Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Wholly Owned Domestic Subsidiary had been a Loan Party on the Closing Date. In addition, to the extent the Capital Stock of such Wholly Owned Domestic Subsidiary is not already pledged, within twenty (20) Business Days after the date that the Borrower gives the Administrative Agent and the Lenders notice that such Wholly Owned Domestic Subsidiary has become a Significant Subsidiary, the Borrower shall, or shall cause the Subsidiary or Subsidiaries owning such Wholly Owned Domestic Subsidiary to, pledge all of the Capital Stock of such Wholly Owned Domestic Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering an amendment or supplement to the Pledge Agreement, in form and substance satisfactory to the Administrative Agent, and to deliver the original stock certificates, if any, evidencing such Capital Stock to the Administrative Agent, together with appropriate stock powers executed in blank.

(b) In the event that, subsequent to the Closing Date, any Person becomes a First-Tier Foreign Subsidiary of the Borrower or any Guarantor, whether pursuant to an acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) no later than twenty (20) Business Days after such Person becomes a First-Tier Foreign Subsidiary, or if the Administrative Agent determines in its sole discretion that the Borrower is working in good faith, such longer period as the Administrative Agent shall permit (not to exceed thirty (30) additional days), the Borrower shall, or shall cause the Wholly Owned Domestic Subsidiary or Subsidiaries owning the Capital Stock of such Person to, (i) pledge sixty-five percent (65%) of the voting Capital Stock of such First-Tier Foreign Subsidiary owned by the Borrower or such Wholly Owned Domestic Subsidiary, as the case may be, to the

Administrative Agent as security for the Obligations pursuant to an amendment or supplement to the Pledge Agreement, or a separate pledge agreement, in either case in form and substance reasonably satisfactory to the Administrative Agent, (ii) deliver the original stock certificates evidencing such pledged Capital Stock, together with appropriate stock powers executed in blank, and (iii) if requested by the Administrative Agent, deliver all such other documentation (including without limitation, lien searches, legal opinions and certified organizational documents) and to take all such other actions as Borrower or such Wholly Owned Domestic Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such First-Tier Foreign Subsidiary had been a First-Tier Foreign Subsidiary on the Closing Date.

(c) If the Borrower or any Guarantor that is a Significant Subsidiary forms or acquires any Wholly Owned Domestic Subsidiary after the Closing Date, no later than twenty (20) Business Days after the date of formation or acquisition of such Wholly Owned Domestic Subsidiary, or if the Administrative Agent determines in its sole discretion that the Borrower is working in good faith, such longer period as the Administrative Agent shall permit (not to exceed thirty (30) additional days), the Borrower shall, or shall cause such Guarantor to, pledge all of the Capital Stock of such newly formed or acquired Wholly Owned Domestic Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering an amendment or supplement to the Pledge Agreement, in form and substance satisfactory to the Administrative Agent, and to deliver the original stock certificates, if any, evidencing such Capital Stock to the Administrative Agent, together with appropriate stock powers executed in blank.

(d) The Borrower agrees that, following the delivery of any Security Documents required to be executed and delivered under this Section 5.10, the Administrative Agent shall have a valid and enforceable perfected Lien on the property required to be pledged pursuant to clauses (a), (b) and (c) above, in each case prior and superior in right to any Lien granted in favor of any Person that is prohibited hereunder. All actions to be taken pursuant to this Section 5.10 shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.”

(i) Section 5.11 of the Credit Agreement is hereby amended by deleting the phrase “may be reasonably required under any applicable law, or which” therein.

(j) Section 6.1 of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

“Section 6.1. Leverage Ratio. The Borrower will maintain at all times (a) from the Second Amendment Effective Date through the Fiscal Quarter ending September 30, 2013, a Leverage Ratio of not greater than 4.50:1.00 and (b) thereafter, a Leverage Ratio of not greater than 4.00:1.00.”

(k) Section 7.1 of the Credit Agreement is hereby amended by:

(i) amending clause (b) thereof in its entirety and replacing it with the following clause: “(b) Indebtedness set forth on Schedule 7.1 and existing on the Closing Date (the “Existing Indebtedness”) and Permitted Refinancing Indebtedness in respect thereof;”;

(ii) deleting “and” at the end of clause (d) thereof;

(iii) inserting the following new clause (e) therein: “(e) the CHI Investment Financing in an aggregate principal amount not to exceed $225,000,000 and Permitted Refinancing Indebtedness in respect thereof; and”; and

(iv) replacing the existing reference to “(e)” therein with “(f)”.

(l) Section 7.3(a) of the Credit Agreement is hereby amended by:

(i) replacing the reference to “consolidate into” in the second line thereof with “consolidated into”;

(ii) replacing the reference to “a Loan Party” at the end of the proviso of clause (iii) thereof with “another Loan Party”;

(iii) inserting the following new clause (iv) therein: “(iv) the Borrower or any Significant Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of the stock of any of its Significant Subsidiaries to the Borrower or to a Subsidiary; provided, that if prior to such sale, transfer, lease or other disposition, the Capital Stock of such Significant Subsidiary was pledged to the Administrative Agent and constituted Collateral, then after such sale, transfer, lease or other disposition, (A) if such Significant Subsidiary is a Wholly Owned Domestic Subsidiary, 100% of the Capital Stock of such Significant Subsidiary shall be pledged to the Administrative Agent, (B) if such Significant Subsidiary is a First-Tier Foreign Subsidiary, 65% of the Capital Stock of such Significant Subsidiary shall be pledged to the Administrative Agent or (C) if such Significant Subsidiary is owned, directly or indirectly, by a First-Tier Foreign Subsidiary, 65% of the Capital Stock of the First-Tier Foreign Subsidiary that owns, directly or indirectly, such Significant Subsidiary shall be pledged to the Administrative Agent, “;

(iv) renumber the existing clauses (iv) and (v) thereof as clauses (v) and (vi), respectively;

(v) deleting the proviso at the end of renumbered clause (v) thereof;

(vi) replacing the reference to “disposition” in renumbered clause (vi) thereof with “dispositions”;

(vii) replacing the reference to “Section 2.13” in renumbered clause (vi) thereof with “Section 2.12”; and

(viii) inserting before the period at the end thereof the phrase, “; provided, that with respect to clauses (i) and (ii) of this Section 7.3(a), any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4”.

(m) Section 7.4 of the Credit Agreement is hereby amended by:

(i) deleting the phrase “(all of the foregoing being collectively called “Investments”)” after “any other Person” in the lead-in thereto;

(ii) deleting the phrase “, or create or form any Subsidiary” after “that constitute a business unit” in the lead-in thereto;

(iii) inserting “ (all of the foregoing being collectively call “Investments”)” after “that constitute a business unit” in the lead-in thereto; and

(iv) amending clause (g) thereof in its entirety and replacing it with the following clause: “(g) the Borrower and its Subsidiaries may make and permit to exist additional Investments in any other Person (“Additional Permitted Investments”) so long as, at the time of making any such Additional Permitted Investment, the amount of such Additional Permitted Investment, when taken together with the aggregate amount of all other Additional Permitted Investments outstanding at such time, does not exceed 15% of its Consolidated Net Tangible Assets; provided that, so long as the Borrower and the Guarantors are in compliance with the Collateral Asset Value Ratio, Borrower and its Subsidiaries may make and permit to exist other Additional Permitted Investments in excess of 15% of its Consolidated Net Tangible Assets.”.

(n) Section 7.6 of the Credit Agreement is hereby amended in its entirety by replacing it with the following:

“Section 7.6. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than the Borrower or any of its Subsidiaries (or to qualify directors if required by applicable law), other than (a) sale-lease back transactions permitted by this Agreement, (b) Designated Asset Sales, (c) sales, leases and charters of inventory, equipment or other assets in the ordinary course of business and (d) sales, dispositions and other transactions permitted pursuant to Sections 7.3, 7.4 and 7.5 above.”

(o) Section 7.8 of the Credit Agreement is hereby amended by:

(i) replacing the phrase “this Agreement, any other Loan Document, the Letter of Credit Facility or the Indenture and renewals, refinancing and rearrangement thereof is similar in scope” in clause (i) of the proviso thereof with the phrase “(A) this Agreement or any other Loan Document or (B) any agreements governing or evidencing the Existing Indebtedness, the CHI Investment Financing and any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any of the foregoing; provided that the restrictions and conditions imposed by any agreement governing or evidencing such new Indebtedness are not materially more restrictive, taken as a whole, than the restrictions and conditions imposed by the agreements governing or evidencing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by the Borrower”;

(ii) inserting “in” before “joint venture agreements” in clause (iii) of the proviso thereof;

(iii) replacing the reference to “reflect” with “restrict” in clause (iii) of the proviso thereof;

(iv) inserting the phrase “ or pledge of Capital Stock of any joint venture entity” at the end of clause (iii) of the proviso thereof;

(v) deleting “and” before clause (v) thereof; and

(vi) inserting before the period at the end thereof the phrase, “; and (vi) the foregoing shall not apply to restrictions or conditions in any agreements governing or evidencing any Indebtedness incurred on or after the Second Amendment Effective Date in accordance with the provisions of this Agreement which are not materially more restrictive, taken as a whole, than the restrictions and conditions contained in this Agreement, any other Loan Document or the agreements governing or evidencing the Existing Indebtedness”.

(p) Section 8.1(o)(i) of the Credit Agreement in its entirety by replacing it with the following clause: “(i) the Administrative Agent’s failure to take any action reasonably requested by the Borrower or otherwise required in order to maintain a valid and perfected Lien on any Collateral,”.

(q) The final paragraph of Section 8.1 of the Credit Agreement is hereby amended by:

(i) inserting the phrase “with respect to the Borrower” after the phrase “and that, if an Event of Default specified in either clause (h) or (i)”; and

(ii) inserting the phrase “owing hereunder” after the phrase “together with accrued interest thereon, and all fees, and all other Obligations”.

(r) Section 8.2 of the Credit Agreement is hereby amended by:

(i) replacing the lead-in thereto with the following:

“Section 8.2. Application of Proceeds.

(a) So long as the Intercreditor Agreement is in effect, following an Enforcement (as defined in the Intercreditor Agreement), all proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party shall be applied as set forth therein.

(b) At all times when the Intercreditor Agreement is not in effect, all proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after the occurrence of and during the continuation of an Event of Default arises shall be applied as follows:” and

(ii) renumbering clauses (a)—(f) thereof as clauses (i)—(vi), as applicable.

(s) Section 10.1(a)(i) of the Credit Agreement is hereby amended by replacing the notice information for the Borrower with the following:

“Bristow Group Inc.

2103 City West Blvd.

4th Floor

Houston, Texas 77042

Attention: General Counsel”.

(t) Section 10.2(b) of the Credit Agreement is hereby amended by replacing the reference to “Sections 2.19, 2.20, 2.21” therein with “Sections 2.18, 2.19, 2.20”.

(u) Section 10.4(b)(iii)(A) of the Credit Agreement is hereby amended by inserting at the end thereof the phrase, “provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;”;

(v) Section 10.4(b)(iv) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.21” therein with “Section 2.20”.

(w) The final paragraph of Section 10.4(b) of the Credit Agreement is hereby amended by replacing the reference to “Sections 2.19, 2.20, 2.21” therein with “Sections 2.18, 2.19, 2.20”.

(x) Section 10.4(e) of the Credit Agreement is here by amended by:

(i) replacing the reference to “Sections 2.19, 2.20, and 2.21” therein with “Sections 2.18, 2.19 and 2.20”; and

(ii) replacing the reference to “Section 2.22” therein with “Section 2.21”.

(y) Section 10.4(f) is here by amended by:

(i) replacing the reference to “Section 2.19, Section 2.21” therein with “Section 2.18, Section 2.20”; and

(ii) replacing the other references to “Section 2.21” therein with “Section 2.20”.

(z) Section 10.9 of the Credit Agreement is hereby amended by replacing the reference to “Sections 2.19, 2.20, 2.21” therein with “Sections 2.18, 2.19, 2.20”.

(aa) Section 10.11 of the Credit Agreement is hereby amended by deleting the phrase “designated in writing as confidential and” after “maintain the confidentiality of any information” therein.

(bb) The Credit Agreement is hereby amended by adding at the end thereof the following new Section 10.17:

“Section 10.17. Intercreditor Agreement. The Lenders, the Swingline Lender and the Issuing Bank acknowledge that the obligations of the Borrower and the Guarantors in respect of the CHI Investment Financing will be secured by Liens on the Collateral on a pari passu basis with the Secured Obligations. In connection with the incurrence of the CHI Investment Financing, the Administrative Agent shall, enter into the Intercreditor Agreement establishing the relative rights of the Secured Parties and the CHI Investment Financing Secured Parties with respect to the Collateral and certain related matters. The Lenders, the Swingline Lender and the Issuing Bank hereby irrevocably (i) consent to such pari passu treatment of Liens to be provided for under the CHI Investment Financing Documents and the Intercreditor Agreement, (ii) authorize the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of, and without any further consent, authorization or other action by, any Lender, the Swingline Lender or the Issuing Bank, (iii) agree that, upon the execution and delivery thereof and so long as it is in effect, the Lenders, the Swingline Lender and the Issuing Bank will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (iv) agree that none of the Lenders, the Swingline Lender or the Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.17 or in accordance with the terms of the Intercreditor Agreement. The Lenders, the Swingline Lender and the Issuing Bank hereby further irrevocably authorize the Administrative Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal or refinancing of any Loans, any amendment, restatement, supplement or other modification of the CHI Investment Financing Documents or any Permitted Refinancing Indebtedness in respect of the CHI Investment Financing as are reasonably acceptable to the Administrative Agent, in its sole discretion, to give effect thereto, in each case on behalf of, and without any further consent, authorization or other action by, any Lender, the Swingline Lender or the Issuing Bank. The Administrative Agent shall have the benefit of the provisions of Article IX with respect to all actions referred to in this Section 10.17 and all actions taken or omitted to be taken by it in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

3. Certain Other Agreements.

(a) The Lenders, including any Person that becomes a Lender under the Credit Agreement after the date hereof, the Swingline Lender and the Issuing Bank, acknowledge that the obligations of the Borrower and the Guarantors in respect of the 364-Day Credit Facility will be secured by Liens on the Collateral on a pari passu basis with the Secured Obligations and make such further acknowledgments, agreements, authorizations and directions as are set forth in Section 10.17 of the Credit Agreement, as amended in accordance with this Amendment.

(b) The Lenders party hereto consent to the amendment of the Security Agreement by the Administrative Agent and the Grantors (as defined therein) as set forth on Schedule 1 attached hereto.

(c) The Lenders party hereto consent to the amendment of the Pledge Agreement by the Administrative Agent and the Pledgors (as defined therein) as set forth on Schedule 2 attached hereto.

(d) The Lenders party hereto consent to the amendment of the Subsidiary Guaranty Agreement by the Administrative Agent and the Guarantors as set forth on Schedule 3 attached hereto.

4. Conditions to Effectiveness of this Amendment. It is understood and agreed that this Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay on or prior to the date that this Amendment becomes effective to the Administrative Agent or any of its affiliates in connection with this Amendment, (ii) reimbursement or payment of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent) for which invoices (including estimated expenses) have been presented to the Borrower at least two (2) days before the Effective Date unless otherwise agreed by the Borrower and the Administrative Agent, and (iii) each of the following documents:

(a) executed counterparts to this Amendment from the Borrower and the Required Lenders; and

(b) an instrument, executed by each Loan Party, pursuant to which such Loan Party reaffirms its obligations under the Security Agreement, the Subsidiary Guaranty Agreement and the Pledge Agreement and consents to the amendments to such documents described in Section 3 hereof, as applicable.

5. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

(a) The execution and delivery by the Borrower of this Amendment are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action;

(b) The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries prohibited under the Loan Documents;

(c) This Amendment has been duly executed and delivered for the benefit of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(d) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower (to the extent that the Borrower is a party thereto) to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in .pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

BRISTOW GROUP INC.

By:	/s/ Joseph A. Baj
Name: Joseph A. Baj
Title: Vice President and Treasurer

[Signature Page to Second Amendment]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent

By:	/s/ Scott Mackey
Name: Scott Mackey
Title: Director

[Signature Page to Second Amendment]

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Brad Ellis
Name: Brad Ellis
Title: Senior Vice President

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A.

By:	/s/ Gary L. Mingle
Name: Gary L. Mingle
Title: Senior Vice President

[Signature Page to Second Amendment]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ DeVon J. Lang
Name: DeVon J. Lang
Title: Vice President

[Signature Page to Second Amendment]

CITIBANK, N.A.

By:	/s/ John F. Miller
Name: John F. Miller
Title: Attorney-in-Fact

[Signature Page to Second Amendment]

COMPASS BANK

By:	/s/ Collis Sanders
Name: Collis Sanders
Title: Executive Vice President

[Signature Page to Second Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Director

By:	/s/ Michael D. Spaight
Name: Michael D. Spaight
Title: Associate

[Signature Page to Second Amendment]

HSBC BANK USA, N.A.

By:	/s/ Koby West
Name: Koby West
Title: Assistant Vice President

[Signature Page to Second Amendment]

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Okamoto
Name: Thomas Okamoto
Title: Authorized Officer

[Signature Page to Second Amendment]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Berry
Name: John Berry
Title: Vice President

[Signature Page to Second Amendment]

REGIONS BANK

By:	/s/ David Valentine
Name: David Valentine
Title: Vice President

[Signature Page to Second Amendment]

TRUSTMARK NATIONAL BANK

By:	/s/ Jeff Deutsch
Name: Jeff Deutsch
Title: Senior Vice President

[Signature Page to Second Amendment]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael P. Dickman
Name: Michael P. Dickman
Title: Vice President

[Signature Page to Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Christina Faith
Name: Christina Faith
Title: Director

[Signature Page to Second Amendment]

WHITNEY NATIONAL BANK

By:	/s/ William A. Hendrix
Name: William A. Hendrix
Title: Senior Vice President

[Signature Page to Second Amendment]

Schedule 1

Amendments to Security Agreement

The Security Agreement will be amended as follows:

1. By amending the definition of “Secured Parties” to insert at the end thereof the phrase “and each counterparty to a Hedging Transaction with any Grantor that has given notice of such Hedging Transaction to the Administrative Agent”.

2. By amending each reference therein, including in Exhibit B thereto, to (i) “the Administrative Agent, the Issuing Bank or any Lender”, (ii) “the Administrative Agent, any of the Lenders, the Issuing Bank, and the Swingline Lender” and (iii) “any Lender or the Administrative Agent” and each similar phrase to “the Administrative Agent and the other Secured Parties”, mutatis mutandis.

3. By deleting Section 4(e)(i) thereof in its entirety and inserting in lieu thereof the following:

“No Grantor shall open or maintain any Deposit Accounts in the United States other than those listed on the Perfection Certificate, those with a Lender, or with the prior written consent of the Administrative Agent, such other Deposit Accounts as such Grantor shall open and maintain, in each case, to be subject to a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, to be entered into within ten (10) Business Days of opening such Deposit Account by such Grantor, the bank at which such Deposit Account is located and the Administrative Agent.”

4. To add at the end thereof the following new Section 23:

SECTION 23. Intercreditor Agreement. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is in effect, the rights, obligations and remedies of the Administrative Agent and the Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In addition, so long as the Intercreditor Agreement is in effect, in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

Schedule 2

Amendments to Pledge Agreement

The Pledge Agreement will be amended as follows:

1. By amending Section 2 thereof to:

(i) replace the phrase “the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank” with the phrase “the Administrative Agent and the other Secured Parties (as defined below)”: and

(ii) to insert after the phrase “(the Administrative Agent, Lenders, the Swingline Lender, the Issuing Bank,” the phrase “and each counterparty to a Hedging Transaction with any Pledgor that has given notice of such Hedging Transaction to the Administrative Agent”.

2. By amending each reference therein to (i) “the Administrative Agent, the Issuing Bank or any Lender”, (ii) “the Administrative Agent, any of the Lenders, the Issuing Bank, and the Swingline Lender” and (iii) “any Lender or the Administrative Agent” and each similar phrase to “the Administrative Agent and the other Secured Parties”, mutatis mutandis.

3. To add at the end thereof the following new Section 29:

SECTION 29. Intercreditor Agreement. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is in effect, the rights, obligations and remedies of the Administrative Agent and the Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In addition, so long as the Intercreditor Agreement is in effect, in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

Schedule 3

Amendments to Subsidiary Guaranty Agreement

The Subsidiary Guaranty Agreement will be amended as follows:

1. By amending Section 1 thereof to:

(i) replace the reference to “the Borrower” in clause (iii) thereof with a reference to “any Loan Party”;

(ii) insert after the phrase “(the Administrative Agent, the Issuing Bank, the Swingline Lender, the Lenders” the phrase “and each counterparty to a Hedging Transaction with the Borrower that has given notice of such Hedging Transaction to the Administrative Agent”.

2. By amending Section 25 thereof to:

(i) replace both references to “Section 8.1(f) or 8.1(g) of the Credit Agreement” therein with “Section 8.1(h) or 8.1(i) of the Credit Agreement”;

(ii) insert after the reference to “all Guaranteed Obligations” in the first sentence thereof the phrase “(other than Hedging Obligations)”; and

(iii) insert after the reference to “then the Guaranteed Obligations” in the second sentence thereof the phrase “(other than Hedging Obligations)”.

3. By amending each reference therein to (i) “the Administrative Agent, the Issuing Bank or any Lender”, (ii) “the Administrative Agent, any of the Lenders, the Issuing Bank, and the Swingline Lender” and (iii) “any Lender or the Administrative Agent” and each similar phrase to “the Administrative Agent and the other Secured Parties”, mutatis mutandis.